UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2026

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Center at North Hills Street, Suite 300 Raleigh, NC	27609
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

2860 Jetport Road Kinston, NC 28504

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on July 13, 2026, flyExclusive, Inc. (the “Company”) completed its acquisition of certain assets (the “Transaction”) of Jet.AI Inc. (“Jet.AI”) pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, FlyX Merger Sub, Inc., a wholly owned subsidiary of the Company, Jet.AI ,and Jet.AI SpinCo, Inc., a wholly owned subsidiary of Jet.AI (“SpinCo”). In connection with the closing of the Transaction, Jet.AI distributed shares of SpinCo to its stockholders, and the holders of such SpinCo shares received shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”).

On October 28, 2026, the final post-closing purchase price was determined, and the final per share ratio was set for the merger consideration held in reserve. As a result, holders that received 2.900218 shares of flyExclusive Inc. Class A Common Stock for each share of SpinCo common stock at the effective time of the Merger will receive an additional 0.789094 shares of flyExclusive Inc. Class A Common Stock for each share of SpinCo common stock exchanged in the merger.

The Company expects to issue an aggregate of 1,544,575 shares of Common Stock as Additional Merger Consideration, consisting of the 1,419,224 shares held in reserve and an additional 125,351 shares. The payment date for the Additional Merger Consideration is expected to be October 30, 2026. No fractional shares will be issued; any fractional share will be aggregated and rounded up to the nearest whole share, sold in a single aggregated sale process and the proceeds distributed pro rata to the former holders.

The issuance of the Additional Merger Consideration does not affect other holders of Common Stock, and no action is required by holders of Common Stock in connection with the issuance. The shares of Common Stock issuable as Additional Merger Consideration were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-4 (Registration No. 333-284960) and were approved for listing on NYSE American LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2026

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman